SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K/A

                          CURRENT REPORT Pursuant
                         to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

             Date of report (Date of earliest event reported):
                   November 21, 2003 (September 1, 2003)

                        Trinity Learning Corporation
           -----------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                                    Utah
               (State of Other Jurisdiction of Incorporation)

     0-8924                                                 73-0981865
(Commission File Number)                  (IRS Employer Identification No.)

     1831 Second Street
     Berkeley, California                                        94710
(Address of Principal Executive Offices)                       (Zip Code)

                               (510) 540-9300
            (Registrant's Telephone Number, Including Area Code)



Item 7.   Financial Statements and Exhibits

     Included with this amendment to the Report on Form 8-K for Trinity Learning Corporation, originally filed with the Securities and Exchange Commission on September 16, 2003, are the financial statements of TouchVision, Inc., as of June 30, 2003 and June 30, 2002 along with pro forma financial information giving effect to the acquisition of this entity.



                             TouchVision, Inc.

                            Financial Statements
                               June 30, 2003
                                    and
                               June 30, 2002


/Letterhead/

                        Independent Auditors' Report
                       -----------------------------

To the Board of Directors of
TouchVision, Inc.

We have audited the accompanying balance sheets of TouchVision, Inc., (a California corporation), as of June 30, 2003 and 2002, and the related statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TouchVision, Inc., as of June 30, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles, in the United States of America.




/S/ Bierwolf, Nilson & Associates

Bierwolf, Nilson & Associates
Salt Lake City, Utah
October 30, 2003






















                                     4

                             TouchVision, Inc.
                               Balance Sheet

                                                   June 30,      June 30,
                                                     2003          2002
                                                 ------------  ------------

                                   Assets

Current Assets
--------------
  Cash                                          $    181,949  $     52,818
  Accounts Receivable (net of $8,811 allowance)       93,926        48,034
  Employee Advances                                   54,370         1,305
                                                 ------------  ------------
     Total Current Assets                            330,245       102,157

Property & Equipment (Note 7)
--------------------
  Computers & Electronics                             64,373        63,571
  Furniture & Fixtures                                16,605        16,605
  Software                                             8,394         8,394
                                                 ------------  ------------
     Total Property & Equipment                       89,373        88,570
     Less Accumulated Depreciation                   (77,877)      (65,916)
                                                 ------------  ------------
     Net Property & Equipment                         11,496        22,654

Other Assets
------------
  Security Deposits                                   35,765        35,784
                                                 ------------  ------------
     Total Other Assets                               35,765        35,784
                                                 ------------  ------------
     Total Assets                               $    377,506  $    160,595
                                                 ============  ============






















                                 Continued
                                     5

                             TouchVision, Inc.
                               Balance Sheet

                                                   June 30,      June 30,
                                                     2003          2002
                                                 ------------  ------------

                     Liabilities & Stockholders' Equity
Current Liabilities
-------------------
  Accounts Payable                              $    200,905  $    197,860
  Accrued Expenses                                   220,837       195,302
  Unearned Revenue                                   168,577        86,307
  Line of Credit (Note 4)                            328,688       259,958
  Interest Payable                                    19,807        13,895
                                                 ------------  ------------

     Total Current Liabilities                       938,814       753,322

Long Term Liabilities
---------------------
  Notes Payable (Note 5)                             100,000        75,000
                                                 ------------  ------------
     Total Long Term Liabilities                     100,000        75,000
                                                 ------------  ------------
     Total Liabilities                             1,038,814       828,322
                                                 ------------  ------------

Stockholders' Equity
--------------------
  Preferred Stock, 15,000,000 Shares
   Authorized; No Par Value Zero Shares
   Issued and Outstanding                               -             -
  Common Stock, 35,000,000 Shares Authorized;
   No Par Value, 11,970,400 Shares Issued
   & Outstanding Respectively                        383,796       383,796
  Accumulated Deficit                             (1,045,104)   (1,051,523)
                                                 ------------  ------------
     Total Stockholders' Equity                     (661,308)     (667,727)
                                                 ------------  ------------
     Total Liabilities & Stockholders' Equity   $    377,506  $    160,595
                                                 ============  ============
















 The accompanying notes are an integral part of these financial statements.
                                     6

                             TouchVision, Inc.
                          Statement of Operations
                        For the Years Ended June 30

                                                     2003          2002
                                                 ------------  ------------
Revenues
--------
  Service Income                                $    592,361  $    772,071
  Product Sales                                    1,121,421     1,936,228
                                                 ------------  ------------
     Total Revenues                                1,713,782     2,708,299
     Cost of Sales                                   711,395     1,010,290
                                                 ------------  ------------
     Gross Profit                                  1,002,387     1,698,009
                                                 ------------  ------------
Expenses
--------
  Depreciation & Amortization                         11,961        15,464
  Salaries & Wages                                   701,550     1,245,136
  Professional Fees                                   12,412        44,470
  Office Expenses                                     13,714        12,313
  Travel & Entertainment                                -            3,644
  Rent Expense                                       145,024       141,787
  General & Administrative                            83,177       241,054
                                                 ------------  ------------
     Total Expenses                                  967,838     1,703,868
                                                 ------------  ------------
     Net Income (Loss) from Operations                34,549        (5,859)
                                                 ------------  ------------
Other Income (Expenses)
-----------------------
  Leasehold Abandonment                                 -          (14,229)
  Interest Expense                                   (28,129)      (20,086)
                                                 ------------  ------------
     Total Other Income (Expense)                    (28,129)      (34,315)
                                                 ------------  ------------
     Net Income (Loss)                          $      6,420  $    (40,174)
                                                 ============  ============
     Net (Loss) per Share                       $       .001  $      (.003)
                                                 ============  ============
     Weighted Average Shares Outstanding          11,970,400    11,970,400
                                                 ============  ============















 The accompanying notes are an integral part of these financial statements.
                                     7

                             TouchVision, Inc.
                          Statement of Cash Flows
                        For the Years Ended June 30

                                                     2003          2002
                                                 ------------  ------------
Cash Flows from Operating Activities
------------------------------------
  Net Profit or (Loss)                          $      6,420  $    (40,174)
  Adjustments to Reconcile Net Profit
   or (Loss) to Net Cash:
     Amortization & Depreciation                      11,961        15,464
     Loss on Leasehold Abandonment                      -           14,229
  Changes in Operating Assets & Liabilities:
   (Increase) Decrease in Accounts Receivable        (45,892)    1,029,791
   (Increase) Decrease in Security Deposits               19        (1,914)
   (Increase) Decrease in Employee Advances          (53,065)       73,744
   Increase (Decrease) in Accrued Expenses            25,534         2,973
   Increase (Decrease) in Accounts Payable             3,045      (165,901)
   Increase (Decrease) in Customer Deposits             -         (606,821)
   Increase (Decrease) in Deferred Revenue            80,270        86,307
   Increase (Decrease) in Interest on
     Notes Payable                                     5,912        13,895
                                                 ------------  ------------
     Net Cash (Used) by Operating Activities          36,204       421,593

Cash Flows from Investing Activities
------------------------------------
  Purchase of Computers & Electronics                   (802)         -
  Purchase of Furniture & Fixtures                      -          (13,910)
                                                 ------------  ------------
     Net Cash (Used) by Investing Activities            (802)      (13,910)

Cash Flows from Financing Activities
------------------------------------
  Stock Issued for Cash                                 -           12,300
  Proceeds from Line of Credit                       152,612       320,151
  Payments made on Line of Credit                    (83,883)     (687,438)
  Proceeds from Notes Payable                         25,000          -
                                                 ------------  ------------
     Net Cash Provided by Financing Activities        93,729      (354,987)
                                                 ------------  ------------
     Increase (Decrease) in Cash                     129,131        52,696

     Cash at Beginning of Period                      52,818           122
                                                 ------------  ------------
     Cash at End of Period                      $    181,949  $     52,818
                                                 ============  ============

Disclosures from Operating Activities
-------------------------------------
  Interest                                      $     19,259  $     10,872
                                                 ============  ============
  Taxes                                                2,778         9,705
                                                 ============  ============




 The accompanying notes are an integral part of these financial statements.
                                     8

                             TouchVision, Inc.
                       Notes to Financial Statements
                               June 30, 2003

NOTE 1 - CORPORATE HISTORY

The Company was organized on July 5, 1995, under the laws of the state of California as Eco Technology Solutions, Inc. On November 19, 1998, the Company filed an amendment to the Articles of Incorporation changing it's name to TouchVision, Inc. The Company is registered and qualified to do business in the state of California.

TouchVision, Inc. (TVI) is a provider of technology-enabled information and learning systems to healthcare providers, financial services companies and other industry segments. TVI specialized in software systems that provide end-users convenient, self-service access to information, transactions and educational content through a variety of interactive devices such as touch-screens, kiosks, computers, personal digital assistants, and other digital communication devices. TVI's products are web-enabled and can be deployed through various broadband and wireless networks.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A.   The Company uses the accrual method of accounting.
B. Revenue Recognition - The Company recognizes revenue once it is realizable and earned. Revenue from sales of products and related cost of products sold are recognized when persuasive evidence of an arrangements exists, delivery has occurred, the seller's price is fixed or determinable and collectibility is reasonably assured.
C. The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. The Company currently has no cash equivalents.
D. Primary Earnings Per Share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements. Fully Diluted Earnings Per Shares shall be shown on stock options and other convertible issues that may be exercised within ten years of the financial statement dates.
E.   Depreciation:   The cost of property and equipment is depreciated over
     the estimated useful lives of the related assets. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related assets or the estimated lives of the assets. Depreciation is computed on the straight line method for reporting purposes and for tax purposes.
F. Issuance of Subsidiary's Stock: The Company has elected to account for shares issued by its subsidiary as an equity transaction.
G. Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.









                                 Continued
                                     9

                             TouchVision, Inc.
                       Notes to Financial Statements
                               June 30, 2003

NOTE 3  - NEW TECHNICAL PRONOUNCEMENTS

In October 2002, SFAS Number 147 ("SFAS 147"), "Acquisitions of Certain Financial Institutions an amendment of FASB Statement Numbers 72 and 144 and FASB Interpretation Number 9" was issued to be used in acquisitions of financial institutions after October 1, 2002. It is anticipated that SFAS No 147 will have no effect upon the Company's financial statements.

In December 2002, SFAS Number 148 ("SFAS 148"), "Accounting for Stock-Based
Compensation   Transition and Disclosure   an amendment of FASB Statement
Number 123" was issued for fiscal years beginning after December 15, 2003. Adoption of SFAS 148 will not have an impact on the Company's financial statements at June 30, 2003.

In April 2003, SFAS Number 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" was issued for fiscal quarters that began prior to June 15, 2003. Adoption of SFAS 149 will have no effect upon the Company's financial statements.

In May 2003, SFAS Number 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" was issued for the first interim period beginning after June 15, 2003. It is anticipated that SFAS 150 will have no effect upon the Company's financial statements.

NOTE 4 - SHORT TERM BORROWINGS AND CREDIT LINES

The Company has available unsecured and committed operating lines of credit with several entities, providing for borrowings in an aggregate amount of $397,250 and $300,000 at June 30, 2003 and 2002, respectively. Interest, payable monthly, is computed at rates that range from 5.58% to 11.5% for the year ended June 30, 2003, and 6.25% to 6.88% for the year ended June 30, 2002. At June 30, 2003 and June 30, 2002, the lending institutions had advanced the Company a total of $328,687 and $259,958, respectively. The Company has also incurred, and paid interest in the amount of $19,259 and $10,872, for the periods June 30, 2003 and 2002, respectively.

NOTE 5 - NOTES PAYABLE

The Company has the following notes payable obligations        2003          2002
                                                           ------------  ------------

Note payable to corporation, due June 29, 2005, plus
 interest payable annually at 6%.                         $     25,000  $       -
Unsecured note payable to individual accruing interest
 at 10% annually until July1, 2003, principal and
 interest due monthly, thereafter until July 1, 2023.           50,000        50,000
Unsecured note payable to individual accruing interest
 at 10% annually until July 1, 2003, principal and
 interest due monthly, thereafter until July 1, 2023.           25,000        25,000
                                                           ------------  ------------
  Total                                                        100,000        75,000
  Less Current Maturities                                         -             -
                                                           ------------  ------------
  Total Notes Payables                                    $    100,000  $     75,000
                                                           ============  ============

                                 Continued
                                     10

                             TouchVision, Inc.
                       Notes to Financial Statements
                               June 30, 2003

NOTE 5 - NOTES PAYABLE (continued)

Following are maturities of long-term debt for each of the next five years;

          Year                          Amount
          2003                          $      -
          2004                                 -
          2005                               25,000
          2006                                 -
          2007                                 -
          Thereafter                         75,000
                                        ------------
          Total                         $   100,000
                                        ============

NOTE 6 - OPERATING LEASES

On June 19, 2001, the Company signed a lease agreement to occupy office space in a multi-tenant business park. The Company pays $8,978 per month for a 9,866 square foot facility. In addition to the monthly rent, the Company is also responsible for common area charges at approximately $2,269 per month. The lease became effective December 1, 2001 and it expires on November 30, 2006 at which point the Company has the option to renew. A prepayment of rent of $11,247 was made and a security deposit of $33,742 was paid to the landlord to secure the premises. The office is located at 11095 Knott Avenue, Suite B, Cypress, California 90603.

On January 16, 2002, the Company amended its lease agreement with Warland Investments Company to include relocating to a smaller office space. The Company pays $5,385 per month for a 5,790 square foot facility. In addition to the monthly rent, the Company is responsible for common area charges at approximately $1,448 per month. The lease became effective March 1, 2002 and it expires on February 28, 2005 at which point the Company has the option to renew. On March 1, 2003, the base monthly rent increased by 4% and will increase an additional 4% on March 1, 2004. A prepayment of rent of $6,832 was made and a security deposit was paid to the landlord to secure the premises. The office is located at 11095 Knott Avenue, Suites D through G, Cypress, California 90630.

The Company has an operating lease with Balboa Capital Corporation for computer equipment and office furniture. The lease commenced September 2000 and continues through September 2003. The lease payments are $1,758 per month.

The Company is leasing a copy machine from Toshiba Financial Services. The monthly payments are $108 for a period of 36 months. The lease began in June 2001. The Company has the option to purchase the copier at the end of the lease term.

The Company has two leases with Graybar Financial Services for computer equipment and a telephone system. The lease terms are fifty-five and sixty months, respectively, commencing in January 2001. The monthly lease payments are $137 and $906, respectively, with a purchase option at the close of the term for both agreements.

                                 Continued
                                     11

                             TouchVision, Inc.
                       Notes to Financial Statements
                               June 30, 2003

NOTE 6 - OPERATING LEASES continued

The following is a schedule of future minimum payments under operating leases as of June 30, 2003.


          Periods                          Amount
          -------                       ------------
          2004                          $   118,355
          2005                              102,605
          2006                               72,173
          2007                                5,577
          2008                                 -
                                        ------------
               Total                    $   298,710
                                        ============

Rent expense entering into the determination of net loss follows:

                                                     Year Ended June 30
                                                     2003          2002
                                                 ------------  ------------
  Minimum rent on operating leases              $    145,024  $    141,787
                                                 ------------  ------------
     Total Rent Expense                         $    145,024  $    141,787
                                                 ============  ============

NOTE 7 - DEPRECIATION

The Company capitalizes the purchase of equipment and fixtures for major purchases in excess of $500 per item. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation.

Scheduled below are the assets, costs and accumulated depreciation at June 30, 2003 and 2002.

                                                 Depreciation        Accumulated
                                 Cost              Expense           Depreciation
                          ------------------- ------------------- -------------------
Assets                       2003      2002      2003      2002      2003      2002
------                    --------- --------- --------- --------- --------- ---------
Computers & Electronics   $ 64,373  $ 63,571  $  8,563  $ 13,076  $ 63,692  $ 55,129
Furniture & Fixtures        16,605    16,605     2,782     1,159     5,791     3,009
Software                     8,394     8,394       616     1,229     8,394     7,778
                          --------- --------- --------- --------- --------- ---------
 Totals                   $ 89,373  $ 88,570  $ 11,961  $ 15,464  $ 77,877  $ 65,916
                          ========= ========= ========= ========= ========= =========
                                 Continued
                                     12
                             TouchVision, Inc.
                       Notes to Financial Statements
                               June 30, 2003

NOTE 8 - INCOME TAXES

Income tax expense includes federal and state taxes currently payable and deferred taxes arising from timing differences between income for financial reporting and income tax purposes.

The Company has adopted Statement of Financial Accounting Standards Number 109 ("SFAS No. 109") "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements of tax returns.

Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes. There were no temporary differences at June 30, 2003 and earlier years;
accordingly no deferred tax liabilities have been recognized for all years.

The Company has cumulative net operating loss carryforwards of over $1,040,000 at June 30, 2003 and $1,050,000 at June 30, 2002. No effect has been shown in the financial statements for the net operating loss carryforwards as the likelihood of future tax benefit from such net operating loss carryforwards is not probable. Accordingly, the potential tax benefits of the net operating loss carryforwards at June 30, 2003 and June 30, 2002 have been offset by valuation reserves of the same amount.


Deferred Tax Asset:                                  2003          2002
-------------------                              ------------  ------------
Current Tax Asset Value of Net Operating Loss
 Carryforwards at Current Prevailing Federal
 Tax Rate                                       $    418,041  $    420,609
  Evaluation Allowance                              (418,041)     (420,609)
                                                 ------------  ------------
  Net Tax Asset                                 $       -     $       -
                                                 ============  ============

NOTE 9 - NET EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per common share (BEPS) is based on the weighted-average number of common shares outstanding during each period. Diluted earnings (loss) per common share is based on shares outstanding (computed as under BEPS) and dilutive potential common shares. Shares from the exercise of the outstanding options were not included in the computation of diluted loss per share, because their inclusion would have been antidilutive for the years ended June 30, 2003 and 2002.








                                 Continued
                                     13

                             TouchVision, Inc.
                       Notes to Financial Statements
                               June 30, 2003

NOTE 9 - NET EARNINGS (LOSS) PER SHARE continued

The following data shows the shares used in the computing loss per common share including dilutive potential common stock;

                                                               2003          2002
                                                           ------------  ------------
Common shares outstanding during the entire period.         11,970,400    11,970,400
Weighted-average shares paid for, but not issued during
 the period.                                                     -             -
                                                           ------------  ------------
Weighted-average number of common shares used in basic EPS
 dilutive effect of options.                                11,970,400    11,970,400
                                                           ============  ============
Weighted-average number of common shares and dilutive
 potential common shares used in diluted EPS.               11,970,400    11,970,400
                                                           ============  ============

Shares from the exercise of the outstanding options were not included in the computation of diluted loss per share because their inclusion would have been antidilutive for the years ended June 30, 2003 and 2002.

NOTE 10 - SUBSEQUENT EVENTS

On September 1, 2003, the Company completed a transaction with Trinity Learning Corporation ("TLC"), (a Utah corporation) wherein the Company received 1,250,000 shares of restricted TLC common stock in exchange for all of the Company's issued and outstanding shares of common stock. In addition, TLC has agreed to loan the Company $20,000 a month for the twelve-month period following closing, to be used for working capital.
























                                     14












                        Trinity Learning Corporation

           Unaudited Pro Forma Consolidated Financial Statements

                               June 30, 2003

                        Trinity Learning Corporation
               Unaudited Pro Forma Consolidated Balance Sheet
                                                                        June 30, 2003
                                                                        -------------
   Assets
   ------
Current Assets
 Cash                                                                   $    268,460
 Accounts Receivable                                                         136,645
 Interest Receivable                                                              41
 Employee Advances                                                            54,370
 Prepaid Expense                                                              97,944
                                                                        -------------
 Total Current Assets                                                        557,460
                                                                        -------------
Property & Equipment (Note 3)
 Furniture & Equipment                                                        64,881
 Accumulated Depreciation                                                     (7,824)
                                                                        -------------
 Net Property & Equipment                                                     57,057
                                                                        -------------
Intangible Asset (Note 4)
 Technology-Based Asset                                                    2,404,620
 Accumulated Amortization                                                   (167,747)
                                                                        -------------
 Net Intangible Asset                                                      2,236,873
Other Assets                                                                 129,768
                                                                        -------------
Total Assets                                                            $   2,981,158
                                                                        =============
   Liabilities and Stockholders' Equity
   ------------------------------------
Current Liabilities
 Accounts Payable                                                       $    592,777
 Accrued Expenses                                                            491,107
 Deferred Revenue                                                            168,577
 Interest Payable                                                             83,794
 Line of Credit  (Note 7)                                                    328,688
 Notes Payable   Related Party (Notes 6 & 8)                               2,147,151
                                                                        -------------
 Total Current Liabilities                                                 3,812,094
                                                                        -------------
Long Term Liabilities
 Notes Payable (Note 8)                                                       75,000
                                                                        -------------
 Total Long Term Liabilities                                                  75,000
                                                                        -------------
Total Liabilities                                                          3,887,094
                                                                        -------------
Stockholders' Equity
 Preferred Stock, 10,000,000 Shares at No Par Value;
  No Shares Issued and Outstanding                                             -
 Common Stock, 100,000,000 Shares Authorized at No Par Value,
  16,206,641 shares and 49,774 shares Issued and Outstanding,
  Respectively                                                            10,318,447
 Accumulated Deficit                                                     (11,188,913)
 Subscription Receivable                                                     (35,000)
 Other Comprehensive Income                                                     (470)
                                                                        -------------
 Total Stockholders' Equity                                                 (905,936)
                                                                        -------------
Total Liabilities and Stockholders' Equity                              $  2,981,158
                                                                        =============

 The accompanying notes are an integral part of these financial statements.
                                   16
                        Trinity Learning Corporation
                    Consolidated Statement of Operations

                                                              June 30, 2003
                                                              -------------
Revenue
 Sales Revenue                                                $  1,881,572
 Cost of Sales                                                    (711,395)
                                                              -------------
 Gross Profit                                                    1,170,177

Expenses
 Salaries & Benefits                                             1,744,673
 Professional Fees                                                 450,248
 General & Administrative                                          312,108
 Travel & Entertainment                                            182,593
 Depreciation & Amortization                                       187,458
 Rent                                                              189,548
 Office Expense                                                     59,050
                                                              -------------
 Total Expense                                                   3,125,678
                                                              -------------
 Income (Loss) from Operations                                  (1,955,501)
                                                              -------------
Other Income (Expense)
 Interest Income                                                      (528)
 Interest Expense                                                 (105,043)
 Foreign Currency Gain / (Loss)                                     (4,582)
                                                              -------------
 Total Other Income (Expense)                                     (110,153)
                                                              -------------
  Income (Loss) Before Taxes                                    (2,065,654)
  Taxes                                                              -
                                                              -------------
 Net Income (Loss)                                            $ (2,065,654)
                                                              =============
 Net Loss Per Common Share                                    $      (0.21)
                                                              =============
 Weighted Average Shares Outstanding                             9,614,218
                                                              =============

A summary of the components of other comprehensive income for the transition period from October 1, 2002 to June 30, 2003 is as follows:

                                                              June 30, 2003
                                                     Before         After
                                                   Tax Amount    Tax Amount
                                                 ------------  ------------
 Net Income (Loss)                              $ (2,065,654) $ (2,065,654)
 Foreign currency translation                           (470)         (470)
                                                 ------------  ------------
 Total Other Comprehensive Income               $ (2,066,124) $(2,066,124)
                                                 ============  ============



 The accompanying notes are an integral part of these financial statements.
                                     17

                        Trinity Learning Corporation
                     Notes to the Financial Statements
                               June 30, 2003

NOTE 1 - Corporate History
Trinity Learning Corporation ("Trinity," "the Company" or "we") was incorporated on April 14, 1975 in Oklahoma under the name U.S. Mineral & Royalty Corp. as an oil and gas exploration, development and operating company. In 1989, the Company changed its name to Habersham Energy Company. Historically, the Company was engaged in the business of acquiring and producing oil and gas properties, but did not have any business activity from 1995 to 2002. Pursuant to its reorganization in 2002, the Company changed its domicile to Utah, amended its capital structure and changed its name to Trinity Companies Inc., then, in March 2003, to Trinity Learning Corporation. Until adoption of its recent operating strategy in 2002, the Company had not had any business activity since 1995.

Pursuant to a series of related transactions that closed on October 1, 2002, ("the Acquisition Date") the Company issued 3,000,000 restricted shares of its common stock, issued $1,000,000 in convertible promissory notes and assumed $222,151 in indebtedness to acquire Competency Based Learning, Inc. (CBL-California), a California corporation and two related Australian companies, Competency Based Learning, Pty. Ltd. ACN 084 763 780 ("CBL-Australia") and ACN 082 126 501 Pty. Ltd. (collectively referred to as "CBL"). The transactions were effected through CBL Global Corp. ("CBL Global"), a wholly-owned subsidiary.

On June 16, 2003, we completed a recapitalization of our common stock by
(i) effecting a reverse split of our outstanding common stock on the basis of one share for each 250 shares owned, with each resulting fractional share being rounded up to the nearest whole share, and (ii) subsequently effecting a forward split by dividend to all shareholders of record, pro
rata, on the basis of 250 shares for each one share owned.   The record
date for the reverse and forward splits was June 4, 2003. Immediately prior to the recapitalization, we had 13,419,774 shares of common stock outstanding. Following the recapitalization and the cancellation of 108,226 shares of common stock beneficially owned by members of management, we had 13,419,774 shares of common stock outstanding.

On August 6, 2003, our board of directors approved a change in our fiscal year-end from September 30 to June 30 to align with those of the companies we had already acquired or were at that time in the process of acquiring. The information presented in this transition report on Form 10-KSB relates to the period October 1, 2002 through June 30, 2003.

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of TouchVision, a California corporation that is in the business of providing technology-enabled information and learning systems to healthcare providers, financial services companies and other industry segments. In consideration for the TouchVision shares, we issued an aggregate of 1,250,000 restricted shares of our common stock, of which 312,500 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former TouchVision shareholders. We also agreed to loan to TouchVision the sum of $20,000 per month for the twelve-month period following closing, to be used for working capital. We had previously loaned TouchVision the sum of $50,000 in June,
2003 by way of bridge financing pending completion of the acquisition.   In
connection with the acquisition, TouchVision entered into substantially similar employment agreements with each of Messrs. Gregory L. Roche and Larry J. Mahar, the former principals of TouchVision, which have a term of two years and provide for annual salaries of $120,000. In conjunction with the acquisition of TouchVision, we issued 735,000 stock options pursuant to the 2002 Stock Plan at $0.50 per share.
                                     18

NOTE 2 - Significant Accounting Policies
A.    Method of Accounting.  The Company uses the accrual method of accounting.
B. Revenue Recognition - The Company recognizes revenue once it is realizable and earned. Revenue from sales of products and related cost of products sold are recognized when persuasive evidence of an arrangements exists, delivery has occurred, the seller's price is fixed or determinable and collectibility is reasonably assured.
C. Cash and Cash Equivalents. The Company considers all short-term, highly liquid investments that are readily convertible within three months to known amounts, as cash equivalents.
D. Depreciation and Amortization. The cost of property and equipment is depreciated over the estimated useful lives of the related assets.
      The cost of leasehold improvements is amortized over the lesser of the length of the lease of the related assets or the estimated lives of the assets. Depreciation and amortization is computed on the straight-line method.
E. Use of Estimates. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
F. Consolidation Policies. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.
G. Foreign Currency Translation/Remeasurement Policy. Assets and liabilities that occur in foreign currencies are recorded at historical cost and translated at exchange rates in effect at the end of the reporting period. Statement of Operations accounts are translated at the average exchange rates for the year. Translation gains and losses are recorded as Other Comprehensive Income in the Equity section of the Balance Sheet.
H.    Purchase Accounting.   The purchase value of fixed assets purchased in
      the acquisition of CBL and TouchVision were determined based on their historical value less accumulated depreciation. All other assets were valued at their current value and a technology-based intangible asset was recorded.
I.    Primary Earnings Per Share   Amounts  are based on the weighted number
      of shares outstanding at the dates of the financial statements. Fully Diluted Earnings Per Share shall be shown on stock option and other convertible issues that may be exercised within the next ten years.

NOTE 3 - Fixed Assets
The Company capitalizes furniture and equipment purchases in excess of $5,000 or at lower amounts based on local jurisdiction. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation. Scheduled below are the assets, cost, depreciation expense, and accumulated depreciation at June 30, 2003 and September 30, 2002.

                                                                      Accumulated
                         Asset Cost      Depreciation Expense        Depreciation
                  06/30/2003  09/30/2002 06/30/2003 09/30/2002 06/30/2003  09/30/2002
                  ----------  ---------- ---------- ---------- ----------  ----------
Furniture &
Equipment         $  64,881   $   6,151  $   7,750  $      80  $   7,824   $      80

                                     19

NOTE 4   Technology-Based Intangible Assets
The Company capitalized technology-based intangible assets in its acquisition of CBL and TouchVision. The amount capitalized is equal to the difference between the consideration paid for the subsidiaries including any liabilities assumed and the value of the other assets acquired. Other assets were valued at the current value at the date of the acquisition including the net value of fixed assets, historical price less accumulated depreciation. The technology-based intangible assets are being amortized over a five-year period using the straight-line method. The value assigned to the technology-based intangible assets are considered appropriate based on average annual revenues earned from licensing of these asset over the two year period prior to the acquisitions and the expectation that future revenues for the five year period subsequent to the acquisition will equal or exceed these amounts. Scheduled below is the total asset cost, amortization expense and accumulated amortization at June 30, 2003.

                                                                     Accumulated
                       Asset Cost         Amortization Expense       Amortization
                  06/30/2003  09/30/2002 06/30/2003 09/30/2002 06/30/2003  09/30/2002
                 -----------  ---------- ---------- ---------- ----------  ----------
Intangible Asset $ 2,404,620  $    -     $  167,747 $    -     $  167,747  $-

NOTE 5 - Operating Leases
In July 2003, the Company signed a lease agreement for new office space at
1831 Second Street in Berkeley, California.   The lease term commenced
September 1, 2003 and will expire on May 31, 2004. The Company will pay a minimum of $5,025 per month. The Company paid $10,050 upon the execution of the lease that includes $5,025 security deposit that may be refunded at the end of the lease.

CBL-Australia leases contiguous office space pursuant to two separate lease agreements for its operations located in Queensland, Australia. The term of the first lease expires in January 2004 with a three year option to renew. The monthly rental amount of that lease is $2,471. The term of the second lease expires in January 2007 with a three year option to renew.
The monthly rental amount of that lease is $2,140. CBL-Australia also leases a car for use by Brian Kennedy, its chief executive officer. The lease expires in October 2005; the monthly rental amount is $338.

On June 19, 2001, TouchVision signed a lease agreement to occupy office space in a multi-tenant business park. TouchVision pays $8,978 per month for a 9,866 square foot facility. In addition to the monthly rent, TouchVision is also responsible for common area charges at approximately $2,269 per month. The lease became effective December 1, 2001 and it expires on November 30, 2006 at which point TouchVision has the option to renew. A prepayment of rent of $11,247 was made and a security deposit of $33,742 was paid to the landlord to secure the premises. The office is located in Cypress, California.

On January 16, 2002, TouchVision amended its lease agreement with Warland Investments Company to include relocating to a smaller office space. TouchVision pays $5,385 per month for a 5,790 square foot facility. In addition to the monthly rent, TouchVision is responsible for common area charges at approximately $1,448 per month. The lease became effective March 1, 2002 and it expires on February 28, 2005 at which point TouchVision has the option to renew. On March 1, 2003, the base monthly rent increased by 4% and will increase an additional 4% on March 1, 2004. A prepayment of rent of $6,832 was made and a security deposit was paid to the landlord to secure the premises. The office is located at 11095 Knott Avenue, Suites D through G, Cypress, California 90630.
                                     20
TouchVision has an operating lease with Balboa Capital Corporation for computer equipment and office furniture. The lease commenced September 2000 and continues through September 2003. The lease payments are $1,758 per month.

TouchVision is leasing a copy machine from Toshiba Financial Services. The monthly payments are $108 for a period of 36 months. The lease began in June 2001. The Company has the option to purchase the copier at the end of the lease term.

TouchVision has two leases with Graybar Financial Services for computer equipment and a telephone system. The lease terms are fifty-five and sixty months, respectively, commencing in January 2001. The monthly lease payments are $137 and $906, respectively, with a purchase option at the close of the term for both agreements.

Total Minimum Lease Commitments as of June 30, 2003:

                                                Calendar Year      Amount
                                                -------------  ------------
                                                        2003  $    101,211
                                                        2004       151,084
                                                        2005        57,398
                                                        2006        41,438
                                                   Thereafter        2,477
                                                               ------------
                                                        Total $    353,608
                                                               ============

NOTE 6   Related Party Transactions
As of July 15, 2002, Trinity entered in a two-year Advisory Agreement with Kings Peak Advisors, LLC ("KPA") with automatic renewal for a 12-month period. Under the terms of the Advisory Agreement, KPA will provide the Company with general corporate, financial, business development and investment advisory services on a non-exclusive basis. These services include assisting with the identification of placement agents, underwriters, lenders and other sources of financing, as well as additional qualified independent directors and members of management. KPA is a private company whose principals are Douglas Cole and Edward Mooney, who are officers and directors of Trinity, and Mr. Theodore Swindells.

The Advisory Agreement provides that KPA will be compensated for its various advisory services as follows: (i) for general corporate advisory services, an initial retainer of $25,000 and a fee of $20,000 per month throughout the term of the agreement, which monthly fee amount is payable, at KPA's option, in shares of common stock at a price per share equal to $0.025; (ii) for financial advisory services, a fee based on 10% of the gross proceeds of any equity financings and/or 1.5% of any gross proceeds of debt financings that are completed by underwriters or placement agents introduced by KPA, as well as any fees which may be due to KPA for its assistance in identifying prospective investors pursuant to terms and conditions of offering memoranda issued by the Company; (iii) for merger and acquisition services involving a transaction resulting from a contact provided by KPA, a sliding fee based on a percentage of the value of the transaction, subject to an additional $100,000 bonus in the event the transaction is valued at $3,000,000 or more; (iv) in respect of general business development advisory services, a fee to be negotiated with KPA based upon certain agreed-upon fee parameters between the parties; and (v) in respect of debt, credit or leasing facilities, a fee to be negotiated on a case-by-case basis.
                                     21
Trinity acknowledged that it was indebted to KPA for prior services rendered since April 1, 2002 in the amount of $30,000, up to 50% of which amount is payable, at KPA's option, in shares of common stock at a price per share of $0.025. The total number of shares of common stock issuable to KPA under the Advisory Agreement may not exceed 4,400,000 shares. Through June 30, 2003, KPA had earned a total of $285,000 under the Advisory Agreement, $110,000 of which was converted into 4,400,000 shares of common stock in March 2003. Of the balance of $175,000, $134,132 has been paid to KPA, leaving a balance owing at June 30, 2003 of $40,868.

As of August 8, 2002, Trinity formalized a Debt Conversion Agreement with Global Marketing Associates, Inc. ("GMA"), holder of a convertible promissory note (the "GMA Note") in the principal amount of $166,963, pursuant to which the principal amount of the note, along with accrued interest thereon, was made convertible, under certain conditions, into 3,200,000 shares of common stock. The GMA Note was originally issued in November 2000 to the Company's former attorneys and was subsequently acquired by Pacific Management Services, Inc., who assigned the note to GMA; both entities are unrelated to Trinity. GMA subsequently assigned the right to acquire 2,600,000 of the 3,200,000 shares of common stock into which the note is convertible, to several persons, including Messrs. Cole, Mooney and Swindells. Pursuant to the assignment, Messrs. Cole and Mooney each acquired the right to acquire 600,000 shares of the common stock into which the GMA Note is convertible and Mr. Swindells acquired the right to acquire 1,000,000 shares. Fifty percent of the shares issuable upon the conversion of the GMA Note are subject to a two-year lock-up provision that restricts transfer of such shares without prior written consent of Trinity's board of directors. As of January 2003, 3,200,000 shares of our common stock had been issued pursuant to the terms of the GMA Note.

Pursuant to the acquisition of CBL on October 1, 2002 described in Note 1 above, we issued to shareholders of CBL two convertible promissory notes in the amounts of $485,000 and $515,000. The notes accrue interest at 7% per annum and are considered due and payable upon the earlier of September 1, 2004 or the date, upon which we close an equity financing, the net proceeds of which, together with the net proceeds of all equity financing conducted by the Company after the Acquisition Date, equal or exceeds $10,000,000. The conversion price on the notes is $2.00 per share of common stock. At June 30, 2003, accrued interest totaled $52,356.

At the Acquisition Date, we issued two unsecured promissory notes in the amount of $222,151 to cancel three unsecured promissory notes previously issued by CBL-Australia and CBL-California to its shareholders, Messrs. Scammell and Kennedy. The notes accrue interest at 7% per annum and are considered due and payable upon the earlier of the September 1, 2003 or the date, upon which the company closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financing conducted by us after the Acquisition Date, equal or exceeds $3,000,000. At June 30, 2003, accrued interest totaled $11,631. The notes were due and payable on September 1, 2003 for which the payment has not been made pending the outcome of a lawsuit filed against Messrs. Scammell and Kennedy, see Note 14, Subsequent Events.

Concurrent with its acquisition of CBL, Trinity (i) issued promissory notes to certain individuals and entities for a total principal amount of $500,000 ("Bridge Financing Amount"), such notes ("Bridge Financing Notes") are convertible under certain conditions into shares of common stock, and
(ii) in connection with the issuance of the Bridge Financing Notes, issued warrants ("Bridge Financing Warrants") to the holders of the Notes to purchase additional shares of Common Stock. Of the Bridge Financing Amount, $55,000 was advanced by KPA and $120,000 by Mr. Swindells.

                                     22

The Bridge Financing Notes bear interest at a rate of 9% per annum and are due one year from the date of the respective notes, unless automatically converted upon the closing by the Company of an equity financing consisting of at least 500,000 shares of common stock. On May 19, 2003, the principal amount of $500,000 and accrued interest of $34,745 on the respective notes were converted into 1,336,867 shares of common stock at $0.40 per share. The Bridge Financing Warrants are exercisable for a period of one year at a price of $0.05 per share, and contain a net issuance provision whereby the holders may elect a cashless exercise of such warrants based on the fair market value of the common stock at the time of conversion.

From time to time, since inception of our current operating strategy, Mr. Swindells has provided short-term working capital loans on a non-interest bearing basis. During our previous fiscal year, we were advanced $145,000 by Mr. Theodore Swindells, and during the transition period from October 1, 2002 to June 30, 2003, we were advanced an additional $780,000 by Mr. Swindells. The principal may be converted into such other debt or equity securities financings that we may issue in private offerings while the loan is outstanding. In September 2003, we repaid $500,000 on the $925,000 note balance then outstanding.

NOTE 7 - Short Term Borrowings and Credit Lines
TouchVision has available unsecured and committed operating lines of credit with several entities, providing for borrowings in an aggregate amount of $397,250 and $300,000 at June 30, 2003 and 2002, respectively. Interest, payable monthly, is computed at rates that range from 5.58% to 11.5% for the year ended June 30, 2003, and 6.25% to 6.88% for the year ended June 30, 2002. At June 30, 2003 and June 30, 2002, the lending institutions had advanced TouchVision a total of $328,687 and $259,958, respectively. TouchVision has also incurred, and paid interest in the amount of $19,259 and $10,872, for the years ended June 30, 2003 and 2002, respectively.

NOTE 8 - Notes Payable
At June 30, 2003, notes payable to accredited investors and related parties totaled $2,147,151 as compared with $811,963 at September 30, 2002. The notes bear interest between the rates of 0% and 10.0% per annum, some of which are secured by our common stock or certain assets in our subsidiaries. Certain notes are convertible into the Company's common stock.

The Company has the following notes payable obligations:         June       September
                                                               30, 2003     30, 2002
                                                            ------------  -----------
Convertible Bridge Financing notes payable to investors
due between June 15, 2003 and September 15, 2003 plus
accrued interest at a rate of 9% per annum.  On May 19,
2003, $445,000 was converted to common stock, see Note 7.   $      -     $   445,000

Unsecured convertible notes payable due on December 1,
2003, see Note 7.                                               925,000      145,000

Unsecured convertible notes payable convertible after
August 2002 plus accrued interest at a rate of 6% per
annum.  As of January 2003, $104,352 was converted to
common stock, see Note 7.                                          -         104,352

Unsecured convertible notes payable to related parties
convertible after August 2002 plus accrued interest at
a rate of 6% per annum.  As of January 2003, $62,611 was
converted common stock, see Note 7.                                -          62,611

Unsecured Notes Payable to unrelated individuals accruing
interest at 10% per annum until July 1, 2003, principal
and interest due monthly thereafter until July 2023.             75,000       75,000

Convertible Bridge Financing notes payable to related
parties due between June 15, 2003 and September 15,
2003, plus accrued interest at a rate of 9% per annum.
On May 19, 2003, $55,000 was converted to common stock,
see Note 7.                                                        -          55,000

Unsecured notes payable to related parties, see Note 7
for due date, interest payable interest at a rate of 7%
per annum.                                                      222,151         -

Convertible notes payable to related parties, see Note 7
for due date, plus accrued interest at a rate of 7% per
annum.                                                        1,000,000         -
                                                            ------------  -----------
     Total Notes Payable                                      2,222,151      886,963
     Less: Current Maturities                                (2,147,151)    (811,963)
                                                            ------------  -----------
     Long Term Notes Payable                                     75,000       75,000
                                                            ============  ===========

Following are maturities of long-term debt for each of the next five years:

           Year             Amount
          --------       ------------
            2003         $      -
            2004                -
            2005              25,000
            2006                -
            2007                -
          Thereafter          75,000
                         ------------
          Total          $   100,000
                         ============

NOTE 9 - Stockholders' Equity
On February 5, 2002, the Company effected a one hundred for one (100 for 1) reverse split. No shareholder was reversed below 100 shares. Shareholders with 100 shares or less, prior to the reverse, were not affected.

On May 5, 2002, the Company amended its Articles of Incorporation to reflect a change in par value from $0.10 per share to no par value per share. Accordingly, this change effecting the common stock and additional paid in capital values has been retroactively applied to all prior years.

On October 1, 2002, the Company issued a total of 3,000,000 shares of common stock in conjunction with its acquisition of CBL-Australia and CBL-California at $0.025 per share. Accordingly, $75,000 has been charged to common stock to reflect the total cost of the shares.

On October 1, 2002, the Company authorized a Stock Purchase Agreement in order to retain qualified directors and officers. The Stock Purchase Agreement allows various directors to purchase an aggregate of 1,200,000 shares of the Company's common stock at a price of $0.025 per share. The purchase price shall be payable by each Purchaser in the form of the cancellation of the Company's obligation to pay the various Purchasers a total of $30,000 as compensation for services already performed by Purchaser for the Company.
                                     24
On October 2, 2002, the Company issued 1,070,000 shares of common stock in settlement of outstanding amounts due for services rendered to the Company. These shares were issued at $0.025 per share totaling $26,750.
On October 21, 2002, the Company adopted and approved the "2002 Stock Plan" which was approved by the Company's shareholders at its special shareholder meeting on December 2, 2002. The Plan authorizes issuance of 3,000,000 shares to be increased by 500,000 shares annually. The plan expires in ten years. As of June 30, 2003, 2,447,000 options have been granted at prices ranging from $0.05 per share to $0.50 per share of which 963,625 were vested as of June 30, 2003.

During the period November 15, 2002 to January 21, 2003, we issued 3,200,000 shares in exchange for $166,953, respectively of unsecured notes payable. The original amount of the note was $166,963 (See Notes 7 and 8). Between January and April 2003, we received subscriptions to our December 2002 Private Placement Memorandum totaling $250,000 from outside investors to purchase 250,000 units at a price of $1.00 per unit. Each unit entitles the holder to two shares of our common stock and two three year warrants, each to purchase an additional share of common stock for $1.00 per share. If all warrants are fully exercised by the holder of such warrants, a bonus warrant will be issued entitling the holder to purchase one additional share of common stock for $2.00.

On March 20, 2003, we issued 4,400,000 shares of common stock in settlement of $110,000 of amounts due to Kings Peak Advisory, LLC (see Note 7).

On May 19, 2003, we issued 1,250,000 and 86,867 shares of the common stock in exchange for the total principal Bridge Financing Notes of $500,000 and the accrued interest payable on such notes of $34,745, respectively (see
Note 7).

On June 16, 2003, we completed a recapitalization of its common stock by effecting a reverse split of its outstanding common stock on the basis of one share for each 250 shares owned, with each resulting fractional share being rounded up to the nearest whole share, and subsequently effecting a forward split by dividend to all shareholders of record, pro rata, on the basis of 250 shares for each one share owned. Immediately prior to the recapitalization, we had 13,419,774 shares of common stock outstanding. Following the recapitalization and the cancellation of 108,226 shares of common stock beneficially owned by members of management, the Company had 13,419,774 shares of common stock outstanding.

Between June and October 2003, we received subscriptions to our May 2003 Private Placement Memorandum ("May 2003 PPM") totaling $5,143,300 from outside investors to purchase 5,143,300 units at a price of $1.00 per unit. Each unit entitles the holder to two shares of our common stock and two three year warrants, each to purchase an additional share of common stock for $1.00 per share. If all warrants are fully exercised by the holder of such warrants, a bonus warrant will be issued entitling the holder to purchase one additional share of common stock for $2.00. In connection with the May 2003 Private Placement, we issued to various financial advisors, 567,160 additional shares of our common stock and five-year warrants to purchase 207,050 shares of our common stock.

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of River Murray Training Pty Ltd ("RMT") an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. In consideration for the shares of RMT we issued 700,000 restricted shares of our common stock, of which 350,000 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders.

NOTE 10   Stock Option Plan
On December 2, 2002, at a special meeting of our shareholders, the 2002 Stock Plan was approved. The maximum aggregate number of shares that may be optioned and sold under the plan is the total of (a) 3,000,000 shares,
(b) an annual 500,000 increase to be added on the last day of each fiscal year beginning in 2003 unless a lesser amount is determined by the board of directors. The plan became effective with its adoption and remains in effect for ten years unless terminated earlier. Options granted under the plan vest 25% on the day of the grant and the remaining 75% vests monthly over the next 36 months. The following schedule summarizes the activity during the nine-month transition period ended June 30, 2003.

                                                       2002 STOCK PLAN
                                                 --------------------------
                                                                  Weighted
                                                                   Average
                                                    Number of     Exercise
                                                     Shares        Price
                                                 ------------  ------------
Outstanding at October 1, 2002                             -  $          -
Options Granted                                    2,447,000  $       0.23
Options Exercised                                          -             -
Options Canceled                                           -             -
                                                 ------------  ------------
     Options Outstanding at June 30, 2003          2,447,000  $       0.23
                                                 ============  ============
     Options Exercisable at June 30, 2003            963,625  $       0.22
                                                 ============  ============

In accordance with Statement of Financial Accounting Standards Number 123, "Accounting for Stock-Based Compensation", option expense of $76,774 was recognized for the nine-month transition period ended June 30, 2003.

                                                  June 30, 2003
                                                  -------------
     Five-Year Risk Free Interest Rate                  3.01%
     Dividend Yield                                       nil
     Volatility                                           nil
     Average Expected Term (Years to Exercise)           4.4

Stock options outstanding and exercisable under 2002 Stock Plan as of June 30, 2003 are as follows:

                                                  Average
                                     Weighted    Remaining                 Weighted
             Range of   Number of     Average   Contractual  Number of     Average
             Exercise    Options     Exercise       Life       Options     Exercise
              Price      Granted       Price      (Years)      Vested       Price
           -----------  ----------- -----------  ----------- -----------  -----------
                $0.05      600,000       $0.05          4.3     262,500        $0.05
                $0.25    1,589,000       $0.25          4.3     624,813        $0.25
                $0.50      258,000       $0.50          4.6      76,313        $0.50

NOTE 11 - Income Taxes
Income tax expense includes federal and state taxes currently payable and deferred taxes arising from timing differences between income for financial reporting and income tax purposes.

The Company has adopted Statement of Financial Accounting Standards Number 109 ("SFAS No. 109") "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes.
There were no temporary differences at June 30, 2003 and earlier years; accordingly, no deferred tax liabilities have been recognized for all years.

The Company has cumulative net operating loss carryforwards of over $12,100,000 at June 30, 2003 and $9,100,000 at September 30, 2002. No
effect has been shown in the financial statements for the net operating loss carryforwards as the likelihood of future tax benefit from such net operating loss carryforwards is not probable. Accordingly, the potential tax benefits of the net operating loss carryforwards at June 30, 2003 and September 30, 2002 have been offset by valuation reserves of the same amount.

Deferred tax assets and the valuation account at June 30, 2003 and at September 30, 2002 are as follows:

                                                      June       September
  Deferred Tax Asset                                30, 2003      30, 2002
                                                 ------------  ------------
  Net Operating Loss Carryforwards              $  5,000,000  $  3,800,000
   Valuation Allowance                            (5,000,000)   (3,800,000)
                                                 ------------  ------------
   Total                                        $          -  $          -
                                                 ============  ============

NOTE 12 - Net Earnings (Loss) Per Share
Basic earnings (loss) per common share ("BEPS") are based on the weighted-average number of common shares outstanding during each period. Diluted earnings (loss) per common share ("DEPS") are based on shares outstanding (computed under BEPS) plus dilutive potential common shares. Shares from the exercise of the outstanding options were not included in the computation of DEPS, because their inclusion would have been antidilutive for the nine months ended June 30, 2003.

The following data shows the shares used in the computing loss per common share including dilutive potential common stock at June 30, 2003:

                                                                   Amount
                                                               ------------
Common shares outstanding including 1,250,000 shares issued
to TouchVision shareholders at June 30, 2003.                   16,206,641
                                                               ============
Weighted-average number of common shares including 1,250,000 shares issued to TouchVision shareholders used in basic EPS
dilutive effect of options.                                      9,614,218
                                                               ============
Weighted-average number of common shares and dilutive
potential common shares including 1,250,000 shares issued to
TouchVision shareholders used in diluted EPS.                    9,614,218
                                                               ============

NOTE 13 - Going Concern
Our financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Currently, we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. We do not currently possess a financial institution source of financing and we cannot be certain that our existing sources of cash will be adequate to meet our liquidity requirements. However, we have undertaken the following to meet our liquidity requirements:

(a) Seek additional equity funding through private placements to raise sufficient funds to continue operations and fund its ongoing development, merger and acquisition activities. In May 2003, we commenced a $5,000,000 private placement, the proceeds of which will be used for (i) corporate administration, (ii) the expansion of subsidiary operations, and (iii) expenses and funds advanced for acquisitions in 2003. In conjunction with the private placement, we have engaged various financial advisory firms and other finders to identify prospective investors. We completed the private offering on October 31, 2003.
(b) Continue conversion of certain outstanding loans and payables into common stock in order to reduce future cash obligations;
(c) Generate sufficient cash flow to sustain and grow subsidiary operations and, if possible, create excess cash flow for corporate administrative expenses through our operating subsidiaries; and
(d) Identify prospective acquisition targets with sufficient cash flow to fund subsidiary operations, as well as potentially generating operating cash flow that may sustain corporate administrative expenses.

Trinity's future capital requirements will depend on its ability to successfully implement these initiatives and other factors, including our ability to maintain our existing customer base and to expand our customer base into new geographic markets, and overall financial market conditions in the United States and other countries where we will seek prospective investors.

NOTE 14 - New Technical Pronouncements
In October 2002, Statement of Financial Accounting Standards Number 147
("SFAS 147"), "Acquisitions of Certain Financial Institutions   an
amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9" was issued to be used in acquisitions of financial institutions after October 1, 2002. It is anticipated that SFAS 147 will have no effect upon the Company's financial statements.

In December 2002, Statement of Financial Accounting Standards Number 148
("SFAS 148"), "Accounting for Stock-Based Compensation   Transition and
Disclosure   an amendment of FASB Statement No. 123" was issued for fiscal years beginning after December 15, 2003. It is anticipated that SFAS 148 will have no effect upon the Company's financial statements.

In April 2003, Statement of Financial Accounting Standards Number 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" was issued for fiscal quarters that began prior to June 15, 2003. Adoption of SFAS 149 will have no effect upon the Company's financial statements.

In May 2003, Statement of Financial Accounting Standards Number 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" was issued for the first interim period beginning after June 15, 2003. The Company anticipates that SFAS 150 may impact the accounting for certain future acquisitions and the anticipated distribution of stock for services.

NOTE 15 - Subsequent Events
On July 8, 2003, we issued a five-year warrant to Merriman, Curran, Ford & Co. a financial service company, to purchase up to 20,000 shares of our common stock for a period of five years at $0.50 per share in consideration for financial advisory services provided to us by the firm.

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of TouchVision, a California corporation that is in the business of providing technology-enabled information and learning systems to healthcare providers, financial services companies and other industry segments. In consideration for the TouchVision shares, we issued an aggregate of 1,250,000 restricted shares of our common stock, of which 312,500 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former TouchVision shareholders. We also agreed to loan to TouchVision the sum of $20,000 per month for the twelve-month period following closing, to be used for working capital. We had previously loaned TouchVision the sum of $50,000 in June,
2003 by way of bridge financing pending completion of the acquisition.   In
connection with the acquisition, TouchVision entered into substantially similar employment agreements with each of Messrs. Gregory L. Roche and Larry J. Mahar, the former principals of TouchVision, which have a term of two years and provide for annual salaries of $120,000. In conjunction with the acquisition of TouchVision, we issued 735,000 stock options pursuant to the 2002 Stock Plan at $0.50 per share.

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of River Murray Training Pty Ltd ("RMT") an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. In consideration for the shares of RMT we issued 700,000 restricted shares of our common stock, of which 350,000 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders. We also loaned US$49,000 to RMT for the purpose of repaying outstanding loans advanced to RMT by its former shareholders.

On September 1, 2003, we completed the acquisition of 51% of the issued and outstanding shares of Ayrshire Trading Limited, a British Virgin Islands company ("Ayrshire") that owns 95% of Riverbend Group Holdings (Proprietary) Limited ("Riverbend"), a South African company that provides learning services to corporations and individuals in South Africa. We also
acquired the option to purchase the remaining 49% of Ayrshire.   In
consideration for the Ayrshire shares, we issued a convertible non-interest-bearing promissory note in the amount of $20,000, which amount is convertible from time to time but no later than December 30, 2006 into a maximum of 2,000,000 shares of our common stock. Of these shares, up to 400,000 may be withheld in satisfaction for any breach of warranties by the former shareholders of Ayrshire. The Ayrshire shares are subject to escrow and pledge agreements will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving us or the failure by us to list our shares of common stock on a major stock exchange by December 30, 2006.

As further consideration for the Ayrshire shares, we agreed to make a non-interest-bearing loan of $1,000,000 to Ayrshire, $300,000 of which was advanced at closing and $700,000 was advanced On November 3, 2003. We may exercise an option to acquire the remaining 49% of Ayrshire in consideration for the issuance of 1,500,000 shares of our common stock, subject to certain adjustments.

During the period June 1, 2003 to October 31, 2003, we sold by way of private placement an aggregate of 5,143,300 units at a price of $1.00 per unit, for aggregate consideration of $5,143,300. Each unit comprised two shares of our common stock and two warrants, each exercisable for one additional share of our common stock. In addition, each unit carried the right to acquire an additional warrant to purchase, under certain conditions, up to one additional share of common stock. In connection with the private placement, we paid $448,105 in commissions and issued to various financial advisors, 567,160 additional shares of our common stock and five-year warrants to purchase 207,050 shares of our common stock. In our opinion, the offer and sale of these securities was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

On September 12, 2003, we filed a Complaint in the United States District Court for the District of Utah, Central Division, against CBL Global Corporation (f/k/a CBL Acquisition Corporation), and Robert Stephen Scammell, the sole shareholder of CBL-California, (Case No. 2:03CV00798DAK) alleging, among other things, that Scammell and CBL-California provided us with misstated financial statements prior to our merger in October 2002 with CBL-California and CBL Global. On September 18, 2003, we filed a First Amended Complaint and Jury Demand, which added as defendants CBL-Global and Brian Kennedy, the sole shareholder of CBL-Australia. The First Amended Complaint alleges causes of action for violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, for violations of Section 20(a) of the Securities Exchange Act of 1934, for declaratory relief and breach of contract, for common law fraud, and for negligent misrepresentation.

The First Amended Complaint alleges, among other things, that the defendants were advised by CBL-California's accountant on September 18, 2002 that CBL-California's financial statements were misstated, and alleges that new restated financial statements were issued on September 19, 2002. The First Amended Complaint alleges, however, that the restated financial statements were not provided to us prior to the October 1, 2002 closing of the merger. The First Amended Complaint seeks damages in an amount to be proven at trial, but which amount presently is estimated to exceed, at a minimum, the full amount of the consideration paid by us and CBL Global in the merger, as well as treble damages, and attorneys' fees. The First Amended Complaint also seeks a declaration that we (i) are entitled to retain certain of our shares of common stock that were issued in connection with the acquisition of CBL and placed in escrow, (ii) are entitled to set-off amounts owed to Messrs. Scammell and Kennedy pursuant to the CBL acquisition; and (iii) are entitled to seek the return of the shares of our common stock that have already have been distributed to defendants Messrs. Kennedy and Scammell in the merger. We intend to vigorously pursue our claims against the defendants.

On September 18, 2003 we announced that we had entered into a definitive agreement to acquire majority control of IRCA (Pty.) Ltd. ("IRCA"), an international firm specializing in corporate learning, certification, and risk mitigation in the areas of safety, health environment, and quality assurance ("SHEQ"). We anticipate closing this transaction within the next 30 days. IRCA is headquartered in South Africa and also operates international sales offices and operations in the United Kingdom and the United States. We will acquire majority interest in IRCA through a combination of stock and cash payments. The definitive agreement contains certain closing conditions and certain future provisions that will enable Trinity to acquire full ownership of IRCA and its various operating subsidiaries.

                        Trinity Learning Corporation
                          Supplementary Schedules

           Unaudited Pro Forma Consolidated Financial Statements

                            For the Period Ended
                               June 30, 2003

                        Trinity Learning Corporation
              Unaudited Pro Forma Consolidating Balance Sheet
                               June 30, 2003

                          Trinity                       Adjustments
                          Learning      Touch    -----------------------
                        Corporation    Vision       Debits     Credits        Total
                        ----------- -----------  ----------- -----------  -----------
   Assets
   ------
Current Assets
 Cash                  $    86,511  $  181,949                           $   268,460
 Accounts Receivable        42,719      93,926                               136,645
 Interest Receivable            41           -                                    41
 Employee Advance                -      54,370                                54,370
 Prepaid Expenses           97,944           -                                97,944
                        ----------- -----------                          -----------
   Total Current Assets    227,215     330,245                               557,460
                        ----------- -----------                          -----------
Property & Equipment
 Furniture & Fixtures       53,385      89,373               a)  77,877       64,881
 Accumulated
  Depreciation              (7,824)    (77,877) a)   77,877                   (7,824)
                        ----------- -----------                          -----------
   Net Property &
   Equipment                45,561      11,496                                57,057
                        ----------- -----------                          -----------
Intangible Asset
 Technology-Based
  Asset                  1,118,312           -  b)1,286,308                2,404,620
 Accumulated
  Amortization            (167,747)          -                              (167,747)
                        ----------- -----------                          -----------
   Net Intangible
   Assets                  950,565           -                             2,236,873

Other Assets
 Notes Receivable           25,000           -               b)  25,000            -
 Other Assets               94,003      35,765                               129,768
                        ----------- -----------                          -----------
   Total Other Assets      119,003      35,765                               129,768
                        ----------- -----------                          -----------
   Total Assets        $ 1,342,344  $  377,506                           $ 2,981,158
                        =========== ===========                           ===========














                                 Continued
                                     33
                        Trinity Learning Corporation
              Unaudited Pro Forma Consolidating Balance Sheet
                               June 30, 2003

                          Trinity                     Adjustments
                          Learning      Touch   -----------------------
                        Corporation    Vision       Debits     Credits        Total
                        ----------- -----------  ----------- -----------  -----------
   Liabilities and Equity
   ----------------------
Current Liabilities
 Accounts Payable      $   391,872  $  200,905                           $   592,777
 Accrued Expenses          270,270     220,837                               491,107
 Deferred Revenue                -     168,577                               168,577
 Interest Payable           63,987      19,807                                83,794
 Lines of Credit                 -     328,688                               328,688
 Notes Payable -
  Related Party          2,147,151           -                             2,147,151
                        ----------- -----------                          -----------
   Total Current
   Liabilities           2,873,280     938,814                             3,812,094
                        ----------- -----------                          -----------
Long Term Liabilities
 Notes Payable -
  Related Party                  -     100,000  b)   25,000                   75,000
                        ----------- -----------                          -----------
   Total Long Term
   Liabilities                   -     100,000                                75,000
                        ----------- -----------                          -----------
Total Liabilities        2,873,280   1,038,814                             3,887,094
                        ----------- -----------                          -----------
Stockholders' Equity
 Preferred Stock                 -           -                                     -
 Common Stock            9,693,447     383,796  b)  383,796  b)  625,000  10,318,447
 Accumulated Earnings
  (Deficit)            (11,188,913) (1,045,104) b)       41  b)1,045,063 (11,188,913)
 Subscription
  Receivable               (35,000)          -                               (35,000)
 Other Comprehensive
  Income                      (470)          -                                  (470)
                        ----------- -----------                          -----------
   Total Stockholders'
   Equity               (1,530,936)   (661,308)                             (905,936)
                        ----------- -----------                          -----------
Total Liabilities and
Stockholders' Equity   $ 1,342,344  $  377,506                           $ 2,981,158
                       ===========  ===========                           ===========












                                 Continued
                                     34
                        Trinity Learning Corporation
              Unaudited Pro Forma Consolidating Balance Sheet
                               June 30, 2003

a) To record TouchVision fixed assets at their fair value based on historical book value less accrued depreciation.

                                                      Debits      Credits
                                                   -----------  -----------
Furniture and Equipment                            $   77,877
 Accumulated Depreciation                                      $    77,877




b) To record the issuance of 1,250,000 shares of Trinity Learning Common Stock, No Par Value, at $0.50 per share for a total of $625,000, the cancellation of TouchVision's Equity, the elimination of $25,000 loaned to TouchVision with related interest and the net investment in TouchVision as a Technology Based - Intangible Asset.

Touchvision                                           Debits      Credits
                                                   -----------  -----------
Technology-Based Asset                             $1,286,308
Common Stock   TouchVision                            383,796
Notes Payable   TouchVision                            25,000
Interest Income - Trinity Learning Corporation             41
   Accumulated Deficit   TouchVision                           $ 1,045,104
   Common Stock   Trinity Learning Corporation                     625,000
   Interest Expense                                                     41
   Notes Receivable                                                 25,000























                                 Continued
                                     35

                        Trinity Learning Corporation
         Unaudited Pro Forma Consolidating Statement of Operations

                                  Trinity
                                 Learning
                               Corporation       Touch
                               ------------     Vision
                                  October    ------------
                                  1, 2002     Fiscal Year
                                  to June     Ended June       Acq'n
                                 30, 2003      30, 2003       Entries        Total
                               ------------  ------------  ------------  ------------
Revenue
 Sales Revenue                 $   167,790   $ 1,713,782  $             $  1,881,572
 Cost of Sales                           -      (711,395)                   (711,395)
                               ------------  ------------                ------------
   Gross Profit                    167,790     1,002,387                   1,170,177

Expenses
 Salaries & Benefits             1,043,123       701,550                   1,744,673
 Professional Fees                 437,836        12,412                     450,248
 General & Administrative          228,931        83,177                     312,108
 Travel & Entertainment            182,593             -                     182,593
 Depreciation & Amortization       175,497        11,961                     187,458
 Rent                               44,524       145,024                     189,548
 Office Expense                     45,336        13,714                      59,050
                               ------------  ------------                ------------
   Total Expenses                2,157,840       967,838                   3,125,678
                               ------------  ------------                ------------
   Income (Loss) from
   Operations                   (1,990,050)      (34,549)                 (1,955,501)
                               ------------  ------------                ------------
Other Income (Expenses)
 Interest Income                      (487)            -  b)       (41)         (528)
 Interest Expense                  (76,865)      (28,219) b)        41      (105,043)
 Foreign Currency Gain/(Loss)       (4,582)            -                      (4,582)
                               ------------  ------------                ------------
   Total Other Income
   (Expenses)                      (81,934)      (28,219)                   (110,153)
                               ------------  ------------                ------------
 Income (Loss) Before Taxes     (2,071,984)        6,330                  (2,065,654)
 Taxes                                   -             -                           -
                               ------------  ------------                ------------
   Net Income (Loss)           $(2,071,984)  $     6,330                $ (2,065,654)
                               ============  ============                ============
Net Loss Per Common Share      $     (0.25)                             $      (0.21)
                               ============                              ============
Weighted Average Shares
Outstanding                      8,364,218                   1,250,000     9,614,218
                               ============               =============  ============

                                 Continued
                                     36

                        Trinity Learning Corporation
         Unaudited Pro Forma Consolidating Statement of Operations

A summary of the components of other comprehensive income for the transition period from October 1, 2002 to June 30, 2003 is as follows:

                                                      Transition Period
                                                       October 1, 2002
                                                      to June 30, 2003
                                                    Before         After
                                                  Tax Amount    Tax Amount
                                                 ------------  ------------
     Net Income (Loss)                          $ (2,065,654) $ (2,065,654)
     Foreign Currency Translation                       (470)         (470)
                                                 ------------  ------------
     Total Other Comprehensive Income           $ (2,066,124) $ (2,066,124)
                                                 ============  ============










































                                     37

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TRINITY LEARNING CORPORATION


Date: November 17, 2003            By: /s/ DOUGLAS D. COLE
                                   --------------------------------------
                                   Douglas D. Cole
                                   Chief Executive Officer
















































                                     38